UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2010

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-10065	20-1614256
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Rella Blvd, Suite 160, Montebello, New York, NY	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 533-4225

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On January 19, 2010, the Registrant's minority-owned subsidiary, Owlstone Nanotech Inc ("Owlstone"), raised $512,265 from the issuance and sale of 1,280,667 shares of its common stock, par value $.001 per share (the “Owlstone Common Stock”), for $.40 per share.  Owlstone has raised a total of $3,282,265 since November 25, 2009 from the issuance and sale of shares of the Owlstone Common Stock.

On January 19, 2010, Owlstone also acquired an aggregate of $1,222,500 in principal amount of the Registrants' 8% Convertible Notes in exchange for 2,002,671 shares of the Owlstone Common Stock.  Owlstone has acquired a total of $3,222,500 in principal amount of the Registrants' 8% Convertible Notes.

All of the foregoing transactions were with "accredited investors" within the meaning of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder and were exempt from registration pursuant to Section 4(2) thereof and Rule 506 of Regulation D.

Prior to the consummation of the transactions described above, the Registrant owned 13,958,449 shares, or 38.13%, of the issued and outstanding shares of the Owlstone Common Stock. Immediately following consummation of such transactions, the Registrant owned 13,958,449 shares, or 34.99%, of the issued and outstanding shares of the Owlstone Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Thomas P. Finn
Name: Thomas P. Finn Title: Chief Financial Officer & Secretary

Dated: January 25, 2010

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